UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2005

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)

     On May 12, 2005, Eric R. Slusser was appointed Senior Vice President–Finance, Chief Accounting Officer and Controller of Cardinal Health, Inc. (the “Company”), with a start date of May 31, 2005. Effective May 31, 2005, Mr. Slusser will be the Company’s principal accounting officer, replacing Jeffrey W. Henderson, the Company’s Executive Vice President and Chief Financial Officer, in that designation.

     Mr. Slusser, age 45, previously was employed by MCI, Inc., a communication company, since November 2003 as Senior Vice President and Controller. From June 2003 to November 2003, Mr. Slusser served as Vice President, Controller for AES Corporation, a power company. From January 1996 to May 2003, Mr. Slusser held positions with Sprint PCS, a digital wireless network operated by Sprint Corporation, including Vice President, Controller from 1998 to 2003.

     The material terms of Mr. Slusser’s compensatory arrangements with the Company are summarized below.

     Mr. Slusser will receive an annual base salary of $365,000, which will be reviewed annually. Mr. Slusser also will receive a hiring bonus of $75,000, which is repayable to the Company if he voluntarily resigns within one year after his start date. Mr. Slusser will be eligible to participate in the Company’s Management Incentive Program at an incentive target of 65% of his base salary. Mr. Slusser will receive a prorated bonus for fiscal year 2005, guaranteed at his incentive target. Mr. Slusser’s bonus for fiscal year 2006 will be guaranteed at 50% of his incentive target.

     Mr. Slusser also will receive the following equity award grants, effective as of his start date with the Company, under the Company’s Amended and Restated Equity Incentive Plan, as amended (the “Equity Incentive Plan”):

•	A stock option to purchase 39,200 common shares, which will vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date and will have a term of seven years. The option will have an exercise price equal to the market price of the Company’s common shares on the date of grant. Mr. Slusser will next be eligible for the grant of stock options in fiscal year 2007.

•	An award of 6,700 Restricted Share Units (“RSUs”). The restrictions on the RSUs will lapse in three equal annual installments beginning on the first anniversary of the grant date. Mr. Slusser will next be eligible for the grant of RSUs or similar stock awards in fiscal year 2007.

     If Mr. Slusser’s employment is involuntarily terminated without cause within 12 months of his start date, the Company will provide him with severance benefits equal to six months of his starting base salary.

     Mr. Slusser will be eligible to participate in the Company’s 401(k) Savings Plan and Deferred Compensation Plan on the same terms offered to all plan participants, including Company match and profit share contribution. He also will be eligible for health, welfare and stock purchase plan benefits on the same terms generally available to Company employees. Mr. Slusser also will be eligible for the Company’s executive relocation program.

Item 7.01	Regulation FD Disclosure

     In connection with the appointment of a new principal officer, the Company issued a press release on May 16, 2005, which is being furnished as Exhibit 99.01 to this report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

     99.01      Press release issued by the Company on May 16, 2005, and furnished with this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)
Date: May 18, 2005	By:	/s/ Brendan A. Ford
		Name:	Brendan A. Ford
		Title:	Executive Vice President – Corporate Development, Interim General Counsel and Secretary

EXHIBIT INDEX

99.01      Press release issued by the Company on May 16, 2005, and furnished with this report.